Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2022 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, February 16, 2023-- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the fourth quarter ended December 31, 2022.

	Three Months Ended
	December 31,
	2022	2021

	(unaudited)
Net income available to common stockholders	$17,809	$12,726
Diluted earnings per common share	$0.44	$0.32
NAREIT funds from operations (“FFO”) attributable to common stockholders	$29,218	$22,105
NAREIT diluted FFO per common share	$0.72	$0.56
FFO attributable to common stockholders, excluding non-recurring items	$29,218	$22,974
Funds available for distribution (“FAD”)	$30,013	$24,023
FAD, excluding non-recurring items	$30,013	$24,023

Fourth quarter 2022 financial results were impacted by:

•	Higher rental income from:

o	rent received from transitioned portfolios;

o	receipt of Anthem’s temporary rent reduction;

o	rent received from the acquisition of four skilled nursing centers during the 2022 second quarter; and

o	rental income from completed development projects and annual escalations.

o	The increase in rental income was partially offset by the sale of three assisted living communities and a skilled nursing center during the 2022 second quarter.

•	Higher interest income from financing receivables due to the acquisition of three skilled nursing centers during the 2022 third quarter, which is accounted for as a financing receivable in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

•	Higher interest income from mortgage loans resulting from mortgage loan originations in 2022 and 2021 fourth quarter.

•	Higher interest and other income due to a mezzanine loan origination and additional funding under working capital loans, partially offset by loan payoffs.

•	Higher interest expense due to 2021 fourth quarter term loan originations, the issuance of $75.0 million senior unsecured notes during the 2022 second quarter, and higher interest rates on LTC’s revolving line of credit, partially offset by scheduled principal paydowns on the Company’s senior unsecured notes.

•	Lower provisions for credit losses due to more mortgage originations in the fourth quarter of 2021, compared with the same quarter in 2022.

•	Higher general and administrative expenses due to higher incentive compensation and increases in overall costs due to inflationary pressures.

•	$2.1 million of impairment losses related to a 70-unit assisted living community located in Florida and a closed memory care community located in Colorado as a result of our recoverability analysis.

During the fourth quarter of 2022, LTC completed the following:

•	Received payment of Anthem’s $1.5 million temporary rent reduction from May through September 2022 and a return to their previously agreed upon rent of $900,000 per month in the fourth quarter of 2022. During 2022, LTC received Anthem’s full agreed upon rent of $10.8 million;

•	Provided $670,000 of abated rent to the same operator for whom we have been providing assistance;

•	Paid $5.0 million in regular scheduled principal payments under the Company’s senior unsecured notes at a weighted average rate of 4.27%;

•	Amended LTC’s Credit Agreement to update its benchmark provisions to replace the London interbank offered rate (“LIBOR”) with the Secured Overnight Financing Rate (“SOFR”), plus a credit spread adjustment of 10 basis points, as the reference rate for purposes of calculating interest under the Credit Agreement. Other than the foregoing, the material terms of the Credit Agreement remain unchanged. Additionally, in connection with entering into the Amendment, LTC entered into amendments to its fixed interest rate swap agreements to account for SOFR as the updated reference rate in the Amended Credit Agreement;

•	Repaid $21.0 million under the Company’s revolving line of credit; and

•	Sold 757,400 shares of LTC’s common stock for $29.2 million in net proceeds under its equity distribution agreements.

Subsequent to December 31, 2022, LTC completed the following:

•	As previously announced, entered into a $121.3 million joint venture (“JV”) with an existing operator, and contributed $117.5 million into the JV that purchased 11 assisted living/memory care communities with a total of 523 units. The communities are located in North Carolina and will be operated under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalates thereafter based on CPI subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any tranche of the properties being purchased. LTC will consolidate the joint venture’s acquired properties and the acquisition will be accounted for as a financing receivable due to the seller’s purchase option. LTC expects to record consolidated GAAP and cash rent interest income from financing receivable during 2023 of $9.7 million and $8.8 million, respectively, related to the joint venture investment;

•	As previously announced, originated a $10.8 million mortgage loan secured by a 45-unit memory care community located in North Carolina. The loan carries a two-year term with an interest-only rate of 7.25% and an IRR of 9.00%;

•	Received $4.5 million, which includes a prepayment fee and the exit IRR totaling $190,000, from a mezzanine loan prepayment. The mezzanine loan was on a 136-unit independent living community in Oregon;

•	Received a notice of intent to redeem LTC’s $13.0 million preferred equity investment in a joint venture to develop a 267-unit independent and assisted living community in Washington. LTC anticipates receiving $1.7 million of additional income in 2023 associated with the redemption representing the 14% IRR;

•	Borrowed $162.7 million under its unsecured revolving line of credit primarily for investments in 2023;

•	Paid $7.0 million under its senior unsecured notes; and

•	Provided $215,000 of abated rent in January 2023. LTC has agreed to provide rent abatements up to $215,000 for each of February and March of 2023.

Conference Call Information

LTC will conduct a conference call on Thursday, February 16, 2023, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2022. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-844-200-6205
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	948633

Additionally, an audio replay of the call will be available one hour after the live call and through March 2, 2023 via the following:

USA Toll-Free Number	1-866-813-9403
Canada Local Number	1-226-828-7578
International Toll-Free Number	+44 204 525 0658
Conference Number	340552

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 215 properties in 29 states with 31 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

	(unaudited)		(audited)
Revenues:
Rental income	$34,707	$30,028	$128,244	$121,125
Interest income from financing receivable(1)	1,405	—	1,762	—
Interest income from mortgage loans	10,488	9,032	40,600	32,811
Interest and other income	1,239	381	4,547	1,386
Total revenues	47,839	39,441	175,153	155,322

Expenses:
Interest expense	8,830	6,933	31,437	27,375
Depreciation and amortization	9,294	9,449	37,496	38,296
Impairment loss	2,136	—	3,422	—
Provision for credit losses	74	962	1,528	1,021
Transaction costs	100	162	828	4,433
Property tax expense	3,306	3,679	15,486	15,392
General and administrative expenses	6,299	5,772	23,706	21,460
Total expenses	30,039	26,957	113,903	107,977

Other operating income:
Gain on sale of real estate, net	21	70	37,830	7,462
Operating income	17,821	12,554	99,080	54,807
Income from unconsolidated joint ventures	377	376	1,504	1,417
Net income	18,198	12,930	100,584	56,224
Income allocated to non-controlling interests	(259)	(92)	(560)	(363)
Net income attributable to LTC Properties, Inc.	17,939	12,838	100,024	55,861
Income allocated to participating securities	(130)	(112)	(580)	(458)
Net income available to common stockholders	$17,809	$12,726	$99,444	$55,403

Earnings per common share:
Basic	$0.44	$0.32	$2.49	$1.41
Diluted	$0.44	$0.32	$2.48	$1.41

Weighted average shares used to calculate earnings per
common share:
Basic	40,596	39,177	39,894	39,156
Diluted	40,769	39,177	40,067	39,156

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1)	Represents rental income from three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022		2021	2022		2021
GAAP net income available to common stockholders	$17,809		$12,726	$99,444		$55,403
Add: Impairment loss	2,136		—	3,422		—
Add: Depreciation and amortization	9,294		9,449	37,496		38,296
Less: Gain on sale of real estate, net	(21)		(70)	(37,830)		(7,462)
NAREIT FFO attributable to common stockholders	29,218		22,105	102,532		86,237

Add: Non-recurring items	—		869 (2)	824	(3)	5,947 (6)
FFO attributable to common stockholders, excluding non-recurring items	$29,218		$22,974	$103,356		$92,184

NAREIT FFO attributable to common stockholders	$29,218		$22,105	$102,532		$86,237
Non-cash income:
Add (Less): straight-line rental adjustment (income)	406		152	1,369		(467)
Add: amortization of lease costs	212		222	1,133	(4)	608
Add: Other non-cash expense	—		—	—		758 (7)
Less: Effective interest income	(1,910	)(1)	(1,393)	(6,461	)(1)	(6,093)
Net non-cash income	(1,292)		(1,019)	(3,959)		(5,194)

Non-cash expense:
Add: Non-cash compensation charges	2,013		1,975	7,964		7,760
Add: Provision for credit losses	74		962	1,528		1,021
Net non-cash expense	2,087		2,937	9,492		8,781

Funds available for distribution (FAD)	$30,013		$24,023	$108,065		$89,824

(Less) Add: Non-recurring items	—		—	(681	)(5)	5,232 (8)
Funds available for distribution (FAD), excluding non-recurring items	$30,013		$24,023	$107,384		$95,056

(1)	Includes effective interest from three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income.
(2)	Represents provision for credit losses related to the origination of $86,933 mortgage loans during 2021 fourth quarter.
(3)	Represents (4) from below, $1,332 of provision for credit losses reserve related to the origination of the financing receivable noted in (1) above, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator partially offset by a lease termination fee of $1,181 received in connection with the sale of an assisted living community.
(4)	Includes a lease incentive balance write-off of $173 related to a closed property and subsequent lease termination.
(5)	Represents the lease termination fee of $1,181 received in connection with the sale of an assisted living community offset by the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator.
(6)	Represents (2) from above, (7) from below, the Senior Care and Abri Health settlement payment ($3,895) in accordance with a settlement agreement approved by the United States Bankruptcy Court and the GAAP impact of the 50% reduction of 2021 rent and interest escalation ($425).
(7)	Represents a straight-line rent receivable write-off ($758) due to transitioning rental revenue recognition to cash basis.
(8)	Represents the Senior Care and Abri Health settlement payment ($3,895) in accordance with a settlement agreement approved by the United States Bankruptcy Court and the cash impact of the 50% reduction of 2021 rent and interest escalations ($1,337).

(Reconciliation of FFO and FAD continued on next page)

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
NAREIT Basic FFO attributable to common stockholders per share	$0.72	$0.56	$2.57	$2.20
NAREIT Diluted FFO attributable to common stockholders per share	$0.72	$0.56	$2.56	$2.20

NAREIT Diluted FFO attributable to common stockholders	$29,348	$22,105	$103,112	$86,237
Weighted average shares used to calculate NAREIT diluted FFO per share
attributable to common stockholders	40,998	39,177	40,296	39,156

Diluted FFO attributable to common stockholders, excluding non-recurring items	$29,348	$23,086	$103,936	$92,642
Weighted average shares used to calculate diluted FFO, excluding
non-recurring items, per share attributable to common stockholders	40,998	39,374	40,296	39,353

Diluted FAD	$30,143	$24,135	$108,645	$89,824

Weighted average shares used to calculate diluted FAD per share	40,998	39,374	40,296	39,156

Diluted FAD, excluding non-recurring items	$30,143	$24,135	$107,964	$95,514
Weighted average shares used to calculate diluted FAD, excluding
non-recurring items, per share	40,998	39,374	40,296	39,353

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(audited, amounts in thousands, except per share)

	December 31, 2022	December 31, 2021
ASSETS
Investments:
Land	$124,665	$123,239
Buildings and improvements	1,273,025	1,285,318
Accumulated depreciation and amortization	(389,182)	(374,606)
Operating real estate property, net	1,008,508	1,033,951
Properties held-for-sale, net of accumulated depreciation: 2022—$2,305; 2021—$0	10,710	—
Real property investments, net	1,019,218	1,033,951
Financing receivable,(1) net of credit loss reserve: 2022—$768; 2021—$0	75,999	—
Mortgage loans receivable, net of credit loss reserve: 2022—$3,930; 2021—$3,473	389,728	344,442
Real estate investments, net	1,484,945	1,378,393
Notes receivable, net of credit loss reserve: 2022—$589; 2021—$286	58,383	28,337
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,562,668	1,426,070

Other assets:
Cash and cash equivalents	10,379	5,161
Debt issue costs related to revolving line of credit	2,321	3,057
Interest receivable	46,000	39,522
Straight-line rent receivable	21,847	24,146
Lease incentives	1,789	2,678
Prepaid expenses and other assets	11,099	4,191
Total assets	$1,656,103	$1,504,825

LIABILITIES
Revolving line of credit	$130,000	$110,900
Term loans, net of debt issue costs: 2022—$489; 2021—$637	99,511	99,363
Senior unsecured notes, net of debt issue costs: 2022—$1,477; 2021—$524	538,343	512,456
Accrued interest	5,234	3,745
Accrued expenses and other liabilities	32,708	33,234
Total liabilities	805,796	759,698

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—41,262; 2021—39,374	412	394
Capital in excess of par value	931,124	856,895
Cumulative net income	1,544,660	1,444,636
Accumulated other comprehensive income (loss)	8,719	(172)
Cumulative distributions	(1,656,548)	(1,565,039)
Total LTC Properties, Inc. stockholders’ equity	828,367	736,714
Non-controlling interests	21,940	8,413
Total equity	850,307	745,127
Total liabilities and equity	$1,656,103	$1,504,825

(1)	Represents three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets.